                                                                    Exhibit 1.06



_______________, 1997



First Midwest Securities, Inc.
1233 N. Mayfair Road
Suite 117
Milwaukee, WI  53213

    Re:  Lock Up Agreement

    The undersigned, a beneficial owner of no par value common stock ("Common Stock") of The Orlando Predators Entertainment, Inc. (the "Company"), understands that the Company has filed with the Securities and Exchange Commission a registration statement on Form SB-2 (File No. 333-31671) (the "Registration Statement") for the registration of up to 632,500 Units of the Company's securities ("Units") with each Unit consisting of one share of Common Stock and one redeemable common stock purchase warrant in connection with a public offering of such Units and underlying securities. The undersigned further understands that the Company and First Midwest Securities, Inc. (the "Underwriter") have entered into an underwriting agreement upon the effectiveness of the Registration Statement (the "Underwriting Agreement"), in connection with such public offering.


    In order to induce the Underwriter to close the transactions contemplated by such Underwriting Agreement, the undersigned agrees, for the benefit of the Company and the Underwriter, that he/she will not, without the prior written consent of the Underwriter, sell, transfer or otherwise dispose of, directly or indirectly, any of the shares of Common Stock of the Company owned by the undersigned or purchasable by the undersigned under any current or future stock option grant as set forth below, for the twelve (12) month period following the commencement date. Furthermore, the undersigned will permit all certificates evidencing his/her shares as aforementioned to be endorsed with the appropriate restrictive legends, and will consent to the placement of appropriate stop transfer orders with the transfer agent for the Company; PROVIDED, that notwithstanding the foregoing, without the consent of the Underwriter the undersigned may (i) transfer such shares to one or more immediate family member(s), charitable remainder trusts, or to trusts for the primary benefit of, or partnerships comprised of, immediate family members (collectively, "Permitted Transferees") upon the condition that any such Permitted Transferee agrees to be bound by the foregoing restriction in the same manner as it applies to the undersigned by delivering to the Underwriter a Lock Up Agreement in form and substance identical to this Lock Up Agreement; and (ii) dispose of such shares in other private

First Midwest Securities, Inc.
_______________, 1997
Page 2


transactions, as long as any purchaser or donee in such transaction agrees to be bound by the terms of this Lock Up Agreement.

Very truly yours,



____________________________________________
Signature


____________________________________________
Name


____________________________________________
Number of Shares of Common Stock
Subject to Lock Up Agreement


____________________________________________
Number of Shares of Common Stock Exercisable
Under Option Plans Subject to Lock Up
Agreement
(Executive Officers and Directors Only)